UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)     On June 4, 2020, Synlogic, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, a quorum of 22,622,001 shares of the Company’s common stock, or 69.69% of the outstanding shares of common stock entitled to vote as of the record date of April 9, 2020, were present at the meeting or represented by proxy.

(b)     The following actions were taken at the Annual Meeting:

1.

The following nominees were reelected to serve on the Company’s board of directors (the “Board of Directors”) as Class II directors until the Company’s 2023 annual meeting of stockholders, based on the following votes:

Nominee	Shares Voted For	Shares Voted to Withhold Authority	Broker Non-Vote
Peter Barrett	15,514,565	1,657,577	0
Edward Mathers	14,403,959	2,768,183	0

After the Annual Meeting, Michael Burgess, MB, CHB, Ph.D., Chau Khuong and Nick Leschly continued to serve as Class III Directors for terms that expire at the 2021 annual meeting and Aoife Brennan, MB, BCh, BAO, MMSC, Patricia Hurter, Ph.D., and Richard P. Shea continued to serve as Class I Directors for terms that expire and the 2022 annual meeting. In addition, Michael Powell, Ph.D., served as a director of the Company until the end of his term, which concluded at the Annual Meeting. The Company thanks Dr. Powell for his service and contributions to the Company.

2. The selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified, based on the following votes:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes
22,513,824	77,509	30,668	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

Date: June 4, 2020	By:	/s/ Gregg Beloff
	Name:	Greg Beloff
	Title:	Interim Chief Financial Officer